UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                  November 15, 2007

NeoMagic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                     (408) 988-7020

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 16, 2007 the Company issued a press release stating that on November 15, 2007 it received a notice that the Nasdaq Listing Qualifications Panel has determined that NeoMagic has regained compliance with the continued listing standards of The Nasdaq Stock Market. A copy of the press release issued by the Company concerning the foregoing is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 is incorporated herein by reference. Such notice was in response to a letter received on September 18, 2007 that the Company was not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company had not yet filed its Quarterly Report on Form 10-Q for its quarter ended July 29, 2007. The Company filed its Quarterly Report on Form 10-Q for its quarter ended July 29, 2007 on November 9, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1
Press Release dated November 16, 2007, announcing notification from the Nasdaq Listing Qualification Panel that the Company has regained compliance with the continued listings standards of The Nasdaq Stock Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation

Date: November 16, 2007	/s/ Steven P. Berry
Steven P. Berry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press Release dated November 16, 2007, announcing notification from the Nasdaq Listing Qualification Panel that the Company has regained compliance with the continued listings standards of The Nasdaq Stock Market.